CONTRACT TERMINATION/CONSULTING AGREEMENT

         THIS Agreement is made and entered into as of the date stated below by and between Landry's Seafood Restaurants, Inc., a Delaware corporation (the "Company"), and David J. Connor ("Consultant").

                              W I T N E S S E T H:

         WHEREAS, the Company proposes to acquire Bayport Restaurant Group, Inc. ("Bayport") through the merger of a subsidiary of the Company with and into Bayport (the "Merger");

         WHEREAS, Consultant is presently the Chairman and Chief Executive Officer of Bayport;

         WHEREAS, the Company wishes to retain the services of Consultant, and Consultant is willing to perform services for the Company, upon the terms and conditions hereinafter set forth;

         WHEREAS, Consultant will acquire during the course of Consultant's consulting with the Company certain valuable and confidential information concerning the Company, the suppliers and employees of the Company, and the products and services provided by the Company, the revelation of which would damage the business, goodwill, and competitive position of the Company; and Consultant will develop personal contacts with the suppliers and employees of the Company during the course of Consultant's consulting with the Company which are vital to the Company's business;

         WHEREAS, Consultant possesses similar confidential information and has developed similar relationships with respect to the business of Bayport, and the Company will pay fair value for such information and relationships in connection with the Merger;

         NOW, THEREFORE, in consideration of the promises and the mutual covenants herein contained, the parties do hereby agree as follows:

         1. TERMINATION OF EMPLOYMENT CONTRACT. The Company and Consultant agree that on the effective date of the Merger, the existing Employment Agreement between Consultant and Bayport dated April 1, 1995 shall terminate, and neither Bayport nor the Company, nor any successor of Bayport or affiliate of the Company, nor Consultant will have any further rights or obligations thereunder. In consideration of such agreement of Consultant: (a) the Company shall pay to Consultant at the closing of the Merger the amount of $1,800,000 by wire transfer of immediately available funds to an account designated by Consultant; and (b) the Company shall provide for the full vesting as of the closing of the Merger of all options to acquire stock of Bayport (which as of the closing of the Merger shall be converted into options to acquire stock of the Company) which have been granted to Consultant and such options shall remain exercisable for the time periods stated therein without regard to Consultant's employment with Bayport or the Company.


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         2.       ENGAGEMENT.  The Company hereby engages Consultant, and
Consultant hereby accepts such engagement and agrees to perform the consulting services specified herein, upon the terms and conditions hereinafter set forth.

         3. TERM. The term of Consultant's engagement under this Agreement shall be for a period of two (2) years, beginning on the effective date of the Merger; provided, however, that the Company may terminate Consultant's engagement under this Agreement prior to the end of such term by immediately paying to Consultant a lump sum payment equal to the then present value of the remaining payments due Consultant under Section 5 hereof, using a 7% discount rate (the "Termination Payment"); PROVIDED, FURTHER, in the event of the death of the Consultant, the Company shall pay to the Consultant's estate the Termination Payment. Upon expiration or termination of the term of this Agreement as provided above, the parties shall have no further rights or obligations hereunder, save and except the obligation of the Company to pay to Consultant amounts described in the prior sentence, and the obligations of Consultant under Sections 9 and 10 hereof.

         4. CONSULTING SERVICES. Consultant agrees to perform such consulting services relating to the Company's business as may be requested from time to time by the President of the Company. Consultant shall make himself available to the Company to perform such services during normal business hours, upon reasonable notice by the Company. The Company shall not require Consultant to travel excessively in order to perform his services hereunder, and, to the extent practicable, Consultant may perform such services by telephone. Consultant shall be free to dispose of such portion of his time, energy, and skill that he is not obligated to devote to the Company hereunder in such manner and to such persons or Business Entities (as hereinafter defined) as he sees fits, subject, however, to the provisions of Sections 9 and 10 of this Agreement. Consultant shall at all times perform his services hereunder in a professional manner. Consultant shall take all steps necessary for the reporting and payment of any income taxes of Consultant arising out of this Agreement.

         5. COMPENSATION. The Company shall pay to Consultant, as his entire compensation for all services rendered hereunder, a consulting fee of ten thousand dollars ($10,000.00) per month, payable on the first day of each calendar month during the term hereof. The fee payable for the first and last months during the term of this Agreement shall be prorated to reflect the number of days during those months actually covered by the term of this Agreement.

         6. OTHER BENEFITS. As an independent contractor of the Company, Consultant shall not be entitled to participate in any benefit programs established for the employees of the Company.

         7. EXPENSES. During the period of Consultant's engagement by the Company hereunder, Consultant is authorized to incur reasonable expenses in connection with any consulting services requested by the Company, including expenses for entertainment, travel, and similar items. The Company will reimburse Consultant for all such expenses upon presentation

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to the Company of an itemized account of such expenses. No expense in excess of
$250 will be reimbursed unless such expense has been approved by the President of the Company.

         8. DEFINITIONS. As used in this Agreement, the following words or phrases shall mean and include the following:

         (a) The term "Business Entity" shall mean and include any corporation, partnership, joint venture, proprietorship, or other incorporated or unincorporated organization, association or entity, including any division or business operated by any of the foregoing under a trade or assumed name.

         (b) The term "Subsidiaries" shall mean and include those Business Entities in which the Company owns any interest, directly or indirectly.

         (c) The term "employee of the Company" shall mean any person employed by the Company or any of its Subsidiaries in any capacity at any time during the three (3) year period following the effective date of the Merger.

         9.       CONFIDENTIALITY

         (a) Consultant acknowledges that the Company's continued operations and success in the Seafood Restaurant Business are dependent upon certain methods, processes, designs, systems, and know-how of the Company, which constitute secret and confidential information of the Company and which are valuable, special, and unique assets of the Company. Consultant further acknowledges that the Company's continued operations and success in the seafood restaurant business are dependent upon the Company's continuing relationships with, and knowledge about, suppliers of the Company and the goodwill those relationships create. As a result of his engagement by the Company, Consultant will be placed in a position to establish and maintain close personal contacts with suppliers of the Company and other Business Entities doing business or having relationships with the Company and their employees, and the employees of the Company. Consultant acknowledges that Consultant will have access to secret and confidential information of the Company relating to such Business Entities and their employees and the employees of the Company, all of which is a valuable, special, and unique asset of the Company's business. The secret and confidential information described above includes, but is not limited to: (i) the names, addresses, and telephone numbers of suppliers and of their employees and representatives; (iv) the nature of the internal business operations and accounting procedures of the Company; (v) the methods, processes, designs, systems, and know-how used, developed, or acquired by the Company in connection with the seafood restaurant business, including, without limitation, any such methods, processes, designs, systems, and know-how invented, conceived, developed, improved, or perfected by Consultant during the term of this Agreement; (vii) information regarding the salaries, bonuses, or other compensation paid by the Company to its employees; and (viii) accounting and financial information regarding the

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operations and financial position of the Company. In addition, Consultant possesses secret and confidential information with respect to Bayport, for which the Company will pay fair value in connection with the Merger.

         (b) Consultant acknowledges that all of the secret and confidential information described in subsection (a) of this Section 9 is, or with respect to Bayport, will become upon closing of the Merger, the sole and exclusive property of the Company. Consultant acknowledges that such secret and confidential information is revealed to Consultant in trust, based solely upon the confidential relationship existing between the Company and Consultant, or was invented, conceived, developed, improved, or perfected by Consultant on behalf of the Company or Bayport. Consultant acknowledges and agrees that all records, memoranda, notes, files, invoices, proposals, business plans, contracts, correspondence and other documents or written information, and all other computer or electronically stored records, data, software, and disks, whether in the possession of the Company or Consultant, concerning such secret and confidential information (hereinafter collectively called "Records") are or will become the sole and exclusive property of the Company and that all Records, materials, and supplies furnished to Consultant by the Company or Bayport or developed by Consultant during the course of his employment by Bayport or his engagement by the Company, and all data or information recorded or placed on such Records by Consultant or any other person belong to the Company and shall at all times remain the Company's sole and exclusive property. Consultant agrees that, upon termination of term of this Agreement, howsoever such termination is brought about, or upon request of the Company prior to such termination, Consultant shall deliver to the Company all Records and all of such materials supplies and equipment in the possession of Consultant. Consultant agrees that he will not make or retain any copies of such Records for his own personal use, or take the originals or copies of any such Records from the offices of the Company upon termination of this Agreement. Consultant further agrees that he will not, either during or after the term of this Agreement, use any of such Records of their contents or any of the secret and confidential information described in subsection (a) of this Section 9, or publish, distribute, or deliver any of such Records to any other person or entity, or disclose to any person or entity the contents of such Record or any of the secret and confidential information described in subsection (a) of this Section 9, except as may be required in the course of Consultant's engagement by the Company.

         10. COVENANT NOT TO COMPETE. Consultant acknowledges that due to the secret and confidential information, and personal contacts with the suppliers and employees of the Company, acquired by Consultant during the course of his engagement by the Company, or possessed by Consultant with respect to Bayport prior to the Merger but for which the Company will pay full consideration, the Company would be irreparably damaged should Consultant in any way enter into competition with the Company. Therefore, and specifically in consideration of Consultant's engagement by the Company, Consultant agrees that for a period of three (3) years following the effective date of the Merger, Consultant will not:
(i) directly or indirectly be employed by, own, manage,

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operate, join, control, or participate in the ownership, management, operation, or control of, or be connected with, in any manner, any Business Entity which is then engaged in the seafood restaurant business in the United States; or (ii) directly or indirectly solicit any employee of the Company or any of its Subsidiaries to accept employment, whether permanent or temporary, with any competing Business Entity described above or to terminate such employee's employment with the Company or any of its Subsidiaries. Consultant and the Company agree that if any provision of this Section 10 is found to be invalid or unenforceable, such provision shall be automatically modified to the extent necessary to make it valid and enforceable. Consultant and the Company agree that the covenant contained in this Section 10 is ancillary to the Merger, shall be independent of the other terms and conditions of this Agreement and shall continue for the period specified herein regardless of any termination of this Agreement. Consultant hereby agrees and acknowledges that the restrictions contained in this section are reasonable, will not preclude Consultant from earning a livelihood, and are necessary to protect the Company's legitimate interests in the secret and confidential information described in Section 9 hereof.

         11. INJUNCTIVE RELIEF. Consultant acknowledges that if Consultant shall violate or breach any of the provisions of the preceding two sections, the Company will suffer immediate and irreparable harm, damage, and injury which cannot be adequately compensated by an award of damages, and the Company will have no other adequate remedy at law. Accordingly, Consultant agrees and acknowledges that, in addition to all other remedies available to the Company, the Company shall be entitled to seek and procure specific enforcement of the obligations of the preceding two sections by injunction or any other remedy available at law or in equity. Nothing contained herein shall be construed as prohibiting the Company from pursuing any other remedies available to the Company for any breach or threatened breach of this Agreement, including the recovery of damages from Consultant.

         12. AUTHORITY. Consultant understands and agrees that under the terms of this Agreement, he is not an agent of the Company and therefore has no authority whatsoever to act on behalf of or bind the Company with regard to any matter or contract.

         13. INDEPENDENT CONTRACTOR STATUS. Consultant is an independent contractor of the Company hereunder and no provision hereof shall be deemed to constitute Consultant as the agent, employee, partner, or joint venturer of the Company.

         14. NOTICES. Any notice required or permitted to be given under this Agreement shall be sufficient if in writing and if sent by certified mail, return receipt requested, to Consultant at the address shown below, or to the Company at its office at 1400 Post Oak Boulevard, Suite 1010, Houston, Texas 77056, Attention: President, or to such other address as either party shall designate by written notice to the other party.

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         15. VALIDITY. In the event any one or more of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this Agreement and the Agreement shall be construed as if such invalid, illegal, or unenforceable provisions were omitted.

         16. WAIVER. The failure of the Company at any time, or from time to time, to require performance by Consultant of any provision hereof shall in no way affect the rights of the Company thereafter to enforce the same, nor shall the waiver by the Company of any breach of any provision hereof by Consultant constitute a waiver of any succeeding breach of such provision or a waiver of any breach of any other provision hereof; and the failure of Consultant at any time, or from time to time, to require performance by the Company of any provision hereof shall in no way affect the rights of Consultant thereafter to enforce the same, nor shall the waiver by Consultant of any breach of any provision hereof by the Company constitute a waiver of any succeeding breach of such provision or a waiver of any breach of any other provision hereof.

         17. ENTIRE AGREEMENT. This Agreement supersedes any and all prior agreements between the Company and Consultant and constitutes the sole existing agreement between the Company and Consultant. This Agreement may be amended, modified, superseded, or cancelled, and any of the terms, provisions, covenants, representations, or conditions contained herein may be waived only by a written instrument executed by all parties hereto, or in the case of a waiver, by the party waiving compliance. The construction and effect of this Agreement shall not be affected in any way by any customs or practices of the Company, Consultant, or of the industry, field, or profession of the Company or Consultant, whether arising prior or subsequent to the date of this Agreement.

         18. ASSIGNMENT. Consultant may not assign his rights or obligations hereunder. The rights and obligations of the Company hereunder shall inure to the benefit of and shall be binding upon the successors and assigns of the Company.

         19. GOVERNING LAW. This Agreement shall be interpreted, construed, and governed according to the laws of the state of Delaware.

         EXECUTED this 18th day of April, 1996, to be effective on the date specified above.

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The Company:                                Consultant:

LANDRY'S SEAFOOD RESTAURANTS,
INC., a Delaware corporation                /s/ DAVID J. CONNOR
                                            ------------------------------
                                                David J. Connor

                                           Address:
                                           _______________________________
                                           _______________________________
                                           _______________________________

By:/s/ TILMAN J. FERTITTA
   ---------------------------------
       Tilman J. Fertitta, President

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